UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2011

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2011, the Board of Directors (the "Board") of Avnet, Inc. (the "Company") adopted amendments (the "Amendments") to the Company’s By-laws (the "By-laws"), which are effective as of such date. The principal features of the Amendments are summarized below.

Section 1.2 was revised to clarify that a majority of the Board may call a special meeting of the shareholders. Section 1.14 was revised to require that shareholders who submit a proposal or give advance notice of a director nomination disclose all ownership interests (including derivative interests) in or relating to the Company’s securities and all rights to vote with respect to any security of the Company, and to provide that any shareholder nominee submit a written presentation and agreement, which will be provided by the Company upon request. Section 2.2 was revised to clarify that the number of directors constituting the Board will be fixed by a resolution of the Board. Article IV was revised to provide that the Chairman of the Board need not also be the Chief Executive Officer of the Company and to revise the roles of the other officers of the Company.

The foregoing description is not a complete description of the amendments and is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

3.1 By-laws of the Company as amended through August 11, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

August 15, 2011	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	By-laws of the Company as amended through August 11, 2011